UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2005

FIRST ALBANY COMPANIES INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-14140	22-2655804

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

677 Broadway, Albany, New York	12207

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 447-8500

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     First Albany Capital Inc. (“First Albany”), a wholly owned subsidiary of First Albany Companies Inc., has entered into an Agreement of Sublease between Deutsche Bank AG, New York Branch (“Deutsche Bank”) and First Albany, dated as of April 6, 2005. Pursuant to such sublease, First Albany will lease 62,600 rentable square feet of office space at 1301 Avenue of the Americas, 9th Floor, New York, New York. The sublease term expires on December 29, 2010. The sublease became effective upon the execution of certain required consents on May 18, 2005. In addition, on May 18, 2005, First Albany and Deutsche Bank entered into the First Amendment to the Agreement of Sublease. The amendment provides, among other things, for additional work to be performed at the premises.

     The foregoing descriptions of the sublease and the first amendment are qualified in their respective entireties by reference to the Agreement of Sublease and the First Amendment to Sublease, each of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit No.	Description
10.1	Agreement of Sublease between Deutsche Bank AG, New York Branch and First Albany Capital Inc., dated as of April 6, 2005.

10.2	First Amendment to Agreement of Sublease between First Albany Capital Inc. and Deutsche Bank AG, New York Branch, dated as of May 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.
Date: May 23, 2005	By:	/s/ Alan P. Goldberg
Alan P. Goldberg
President and Chief Executive Officer